EXHIBIT 99.1

First Niagara Reports Fourth Quarter and Full Year 2014 Results

Fourth Quarter and 2014 Highlights:

  Fourth quarter operating earnings of $61.7 million or $0.17 per diluted share
    Full Year 2014 operating earnings of $0.71 per diluted share
  Fourth quarter GAAP earnings of $0.20 per diluted share
    Full Year 2014 reported GAAP loss of $2.12 per share reflecting third quarter non-cash goodwill impairment charge
  Loan growth continued to outperform the industry, with average loans up 7% annualized QOQ
    Average commercial business and real estate loans increased 6% QOQ
    Average consumer loans increased 10% led by Indirect Auto and Home Equity balances
  Noninterest-bearing checking deposit balances increased 17% annualized QOQ
    Strong customer response to July 2014 launch of Simple Checking product
    Transactional deposits averaged 38% of deposits, up from 36% a year-ago
  Strong credit quality maintained
    NCOs averaged 0.23% of originated loans, four basis points lower QOQ
    Nonperforming originated loans declined to 85 basis points of originated loans, down 6 basis points QOQ
  Tier 1 Common Ratio increased 35 basis points from 2013

BUFFALO, N.Y., Jan. 23, 2015 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) today reported GAAP net income available to common shareholders of $70.0 million or $0.20 per diluted share for the fourth quarter of 2014, compared to $70.1 million, or $0.20 per diluted share, for the quarter ended December 31, 2013. Excluding certain non-recurring items incurred during the fourth quarter of 2014, operating net income available to common shareholders was $61.7 million, or $0.17 per diluted share.

"During the fourth quarter, our core business fundamentals remained strong as evidenced by our 7% annualized loan growth, 18% transactional deposit growth, and outstanding credit metrics," said Gary M. Crosby, President and Chief Executive Officer. "We also just completed a comprehensive top-to-bottom re-design of our organization structure in order to streamline our company, be even more responsive to our customers and ultimately deliver a truly differentiated customer experience. This simplification of our organization structure reduced the number of management positions we will need going forward and together with other expense savings, we expect to limit our year-over-year increase in operating expenses to less than 1% in 2015. We have redeployed a portion of these savings to pay for other investments in our business. I'm also pleased with the progress we have made in implementing our Strategic Investment Plan, which will better enable us to better serve customers. As 2015 begins, our Strategic Investment Plan continues to be on track, on budget and we are already beginning to see some of the benefits from those investments."

Mr. Crosby also noted, "We have made significant progress related to our previously disclosed process issue. We have submitted a remediation plan to our regulators. Based on our remediation plan, we have lowered the reserve recorded in the third quarter by $23 million which benefitted fourth quarter reported earnings."

"Our fourth quarter financial results were highlighted by strong credit performance partially offset by the continued impact of low interest rates on net interest margin," said Gregory W. Norwood, Chief Financial Officer. "Our credit metrics improved further from low third quarter levels as net charge-offs, non-accruals, classified and criticized levels all declined from the prior quarter. Our 2014 operating expenses of $980 million were in line with our full year expectations communicated a year ago."

Fourth Quarter Results Summary

In the fourth quarter of 2014, First Niagara reported GAAP net income available to common shareholders of $70.0 million, or $0.20 per diluted share, compared to net income of $70.1 million, or $0.20 per diluted share in the fourth quarter of 2013. Results for the fourth quarter 2014 include the benefit of a pre-tax $23 million reversal of reserves related to a previously disclosed process issue on certain customer deposit accounts as well as the expense impact of $9 million in pre-tax non-recurring restructuring charges primarily associated with the completion of an Organizational Simplification initiative. Excluding these items, operating net income available to common shareholders was $61.7 million, or $0.17 per diluted share.

By comparison, in the third quarter of 2014, First Niagara reported GAAP net loss of $931 million, or $(2.66) per share, that included a $1.1 billion non-cash goodwill impairment charge and a pre-tax $45 million reserve to address the process issue related to certain customer deposit accounts. Excluding these non-recurring charges, operating net income available to common shareholders was $63.3 million, or $0.18 per diluted share.

Balance sheet growth remained strong as average loans increased 7% annualized compared to the prior quarter. Average commercial business and real estate loans increased 6% annualized over the prior quarter, while average consumer loans increased 10% annualized driven by continued increases in indirect auto and home equity balances. Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking accounts, increased 18% over the prior quarter and currently represent 38% of the company's deposit balances, up from 36% a year ago.

Excluding historic tax credit amortization of $11 million, operating revenues were $358 million, and increased modestly from the prior quarter. Net interest income decreased 1% in the fourth quarter compared to the prior quarter primarily driven by lower one-time income accretion from prepayments of certain collateralized loan obligations (CLOs) which reduced net interest margin by 6 basis points. Normalized net interest margin was 3.09%, compared to 3.16% in the prior quarter. Excluding the impact of historic tax credit amortization, noninterest income increased $5 million or 6% from the prior quarter. In the fourth quarter, non-GAAP operating expenses were $248 million and declined modestly from the prior quarter.

The provision for loan losses on originated loans totaled $20 million in the fourth quarter of 2014, consistent with the prior quarter. Net charge-offs equaled 0.23% of average originated loans, a decrease of four basis points from 0.27% in the third quarter. At December 31, 2014, nonperforming originated loans declined 4% to $164 million, or 0.85% of originated loans, compared to 0.91% at the end of the prior quarter.

Operating Results (Non-GAAP)	Q4 2014	Q3 2014	Q4 2013
Net interest income	$ 269.8	$ 273.3	$ 280.3
Provision for credit losses	22.9	21.2	32.0
Noninterest income	77.2	75.4	89.3
Noninterest expense	248.2	249.5	227.1
Operating net income	69.2	70.9	77.7
Preferred stock dividend	7.5	7.5	7.5
Operating net income available to common shareholders	$ 61.7	$ 63.3	$ 70.1
Weighted average diluted shares outstanding	352.2	351.9	350.7
Operating earnings per diluted share	$ 0.17	$ 0.18	$ 0.20
Reported Results (GAAP)
Operating net income before non-operating items	$ 69.2	$ 70.9	$ 77.7
Non-operating items (a)	(8.4)	994.1	--
Net Income / (loss)	77.6	(923.2)	77.7
Preferred stock dividend	7.5	7.5	7.5
Net income / (loss) available to common shareholders	$ 70.0	$ (930.7)	$ 70.1
Weighted average diluted shares outstanding	352.2	350.4	350.7
Earnings per diluted share	$ 0.20	$ (2.66)	$ 0.20

All amounts in millions except earnings per diluted share.
(a) Q4 2014: Benefit from reversal of process issue reserve related to certain customer deposit accounts less severance and other restructuring charges related to Organizational Simplification initiative, net of taxes.
Q3 2014: $1.1 billion non-cash goodwill impairment charge, reserves related to a process issue, and restructuring charges primarily related to branch realignment, net of taxes.

Full Year 2014 Results Summary

For the full year ended December 31, 2014, the company reported GAAP net loss of $743 million, or $(2.12) per diluted share, compared to net income available to common shareholders of $265.1 million, or $0.75 per diluted share, in 2013. GAAP net income for 2014 was impacted by a pre-tax $1.1 billion non-cash goodwill impairment charge, $22 million in non-recurring restructuring expenses and $22 million in reserves to address the process issue related to certain customer deposit accounts. Excluding these charges, non-GAAP operating net income available to common shareholders in 2014 was $0.71 per diluted share, compared to $0.75 per diluted share in 2013.

Loans

Average total loans increased 7% annualized from the prior quarter, driven by continued growth in the company's commercial lending, indirect auto and home equity portfolios.

Average commercial loans, which include commercial business (C&I) and commercial real estate (CRE) loans, increased to $13.9 billion, or a 6% annualized increase from the prior quarter, driven primarily by growth in the company's Upstate New York, Western Pennsylvania, and Tri-State markets. C&I loans averaged $5.8 billion, or a 7% annualized increase over the prior quarter. Average CRE loans increased 5% annualized to $8.1 billion.

Average indirect auto loan balances increased $154 million to $2.1 billion. Indirect auto originations during the quarter totaled $284 million at an average customer FICO score of 763 and yielded 3.1%, net of dealer reserve, an increase of 25 basis points compared to the prior quarter originations. Average residential real estate loans increased $13 million, or 2% annualized. Home equity balances increased for the seventh consecutive quarter to $2.9 billion, or 8% annualized from the prior quarter reflecting higher customer draws and the benefits of promotional and cross-sell campaigns.

Deposits

Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking accounts, increased an annualized 18% over the prior quarter and currently represent 38% of the company's deposit balances, up from 36% a year ago.

Average noninterest-bearing checking deposit balances increased 17% annualized compared to the prior quarter, driven by business checking account acquisitions and seasonality. Interest-bearing checking balances averaged $5.0 billion, a 19% annualized increase from the prior quarter primarily driven by an increase in municipal deposits.

Money market deposit balances increased 6% annualized reflecting normal seasonal trends in municipal deposit balances. Time deposits declined 8% annualized to $3.9 billion driven primarily by a decrease in brokered deposits.

The average cost of interest-bearing deposits increased one basis point to 0.25% from the prior quarter.

Net Interest Income

Fourth quarter 2014 GAAP net interest income decreased $3 million or 1% from the prior quarter to $270 million. This decrease was primarily driven by a $4.7 million sequential decline in income accretion from prepayments of certain CLOs. Average earning assets increased 8% annualized from the prior quarter, driven primarily by strong loan growth.

Normalized net interest margin declined 7 basis points to 3.09%, reflecting continued compression of commercial and consumer loan yields in the current low interest rate environment. Average C&I and consumer loan yields declined 8 and 5 basis points, respectively, from the prior quarter.

Credit Quality

At December 31, 2014, the allowance for loan losses was $241 million, compared to $231 million at September 30, 2014. Nonperforming assets decreased 2% from the prior quarter and comprised 0.56% of total assets.

Information for both the originated and acquired portfolios follows.

	Q4 2014			Q3 2014
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 19.9	$ 2.6	$ 22.5	$ 19.6	$ 1.2	$ 20.8
Net charge-offs	10.8	1.7	12.4	12.5	0.5	13.0
NCOs/ Avg Loans	0.23%	0.17%	0.22%	0.27%	0.05%	0.23%
Total loans**	$ 19,306	$ 3,835	$ 23,048	$ 18,842	$ 4,028	$ 22,770

(*) Excludes provision for unfunded commitments of $0.4 million each in 4Q14 and 3Q14
(**) Acquired loans before associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $20 million, unchanged from the prior quarter. Provision for loan losses exceeded net charge-offs as the company continues to provision for loan growth. In the fourth quarter, the company also recognized an additional $5 million in provision expense to appropriately cover exposure to borrowers servicing the energy sector following the recent fall in oil prices.

Net charge-offs equaled $11 million or 23 basis points of average originated loans in the fourth quarter of 2014, compared to $13 million or 27 basis points in the prior quarter. For the full year 2014, net charge-offs on originated loans averaged 29 basis points, a 5 basis point improvement from 2013.

At December 31, 2014, nonperforming originated loans comprised 0.85% of originated loans, compared to 0.91% at September 30, 2014.

At December 31, 2014, the allowance for loan losses on originated loans totaled $236 million or 1.22% of such loans, compared to $227 million or 1.20% of such loans at September 30, 2014.

Acquired loans

The provision for losses on acquired loans totaled $3 million, compared to $1 million in the prior quarter. Net charge-offs on those portfolios totaled $2 million during the quarter, compared to $0.5 million in the prior period. At December 31, 2014, the allowance for loan losses on acquired loans totaled $6 million, compared to $5 million at September 30, 2014. Acquired nonperforming loans totaled $30 million, compared to $29 million at the end of the prior quarter. At December 31, 2014, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $93 million.

Noninterest Income

Reported fourth quarter 2014 noninterest income of $77 million increased 2% or $2 million compared to the prior quarter. Amortization of the company's investments in historic tax credits increased to $11 million from $8 million in the third quarter, reflecting additional investments in the fourth quarter. Excluding these amounts, noninterest income increased $5 million or 6% from the prior quarter driven by higher capital markets income and deposit service charges.

Capital markets income increased $5 million or 137% to $8 million reflecting strong derivative sales and syndication activity in the quarter. Deposit service charges increased $2 million or 11% from the prior quarter and was driven by lower actual impact of the previously disclosed process issue related to certain deposit accounts. Mortgage banking revenues increased modestly from the prior quarter, driven by higher gain-on-sale revenues.

Insurance commissions declined $4 million or 20% from the prior quarter, primarily driven by seasonal trends. Wealth management services income declined $1 million from the prior quarter as lower interest rates resulted in lower demand for annuity products. Other fee income decreased $2 million from the prior quarter and was driven by higher historic tax credit amortization.

Noninterest Expense

Reported fourth quarter expenses of $234 million included a benefit of $23 million related to reversal of reserves recognized to address a previously disclosed process issue related to certain customer deposit accounts as well as $9 million in restructuring charges. Third quarter expenses totaled $1.4 billion and included a $1.1 billion non-cash goodwill impairment charge, $45 million in reserves to address the process issue and other restructuring charges. Excluding these non-operating items in both quarters, expenses totaled $248 million, slightly below $249 million incurred in the third quarter of 2014.

Salaries and benefits expenses declined $5 million or 5% from the prior quarter due primarily to lower headcount and lower incentive compensation. Occupancy and equipment expense increased $1 million due to seasonally higher building maintenance expenses. Marketing and advertising expenses increased $4 million or 50% driven by the company's increased focus on customer and deposit acquisitions. Professional services fees increased $3 million and were driven by legal costs and other professional fees for other corporate activities. Technology and communications expense increased $2 million or 8% due to higher hardware and software expenses and to a lesser extent higher depreciation expense related to completed technology projects. Other expenses decreased $8 million or 22% from elevated third quarter levels which had included higher ORE write-downs related to a single commercial property, expenses related to Home Depot card breach, and state franchise tax reserve adjustment.

In the fourth quarter of 2014, the operating efficiency ratio was unchanged from the prior quarter.

Capital

At December 31, 2014, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 11.8% and 8.2% respectively, and were unchanged from September 30, 2014, and up 25 basis points and 35 basis points from 11.5% and 7.9% at December 31, 2013, respectively.

The company remains well above current regulatory guidelines for well-capitalized institutions.

Effective Tax Rate

The effective tax rate was 14% in the fourth quarter, primarily reflecting the benefits of previously disclosed tax strategies and the benefit of historic tax credit investments.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 410 branches, $39 billion in assets, $28 billion in deposits, and approximately 5,600 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 8:30 a.m. Eastern Time on Friday, January 23, 2015 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-888-456-0351 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and are available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until March 1, 2015 by dialing 1-866-400-9648, passcode: 4249.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) execution risk associated with the announced investment plan; (7) regulatory approval to continue payment of common and preferred dividends.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2014				2013		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013

Interest income:
Loans and leases	$ 214,609	$ 212,452	$ 210,218	$ 209,644	$ 213,778	$ 214,746	$ 846,923	$ 845,134
Investment securities and other	86,919	91,668	91,566	90,421	96,020	91,996	360,574	365,087
Total interest income	301,528	304,120	301,784	300,065	309,798	306,742	1,207,497	1,210,221

Interest expense:
Deposits	14,295	13,590	13,183	12,236	12,941	12,931	53,304	53,116
Borrowings	17,450	17,251	16,789	17,082	16,579	16,271	68,572	63,714
Total interest expense	31,745	30,841	29,972	29,318	29,520	29,202	121,876	116,830

Net interest income	269,783	273,279	271,812	270,747	280,278	277,540	1,085,621	1,093,391
Provision for credit losses	22,900	21,200	22,800	24,800	32,000	27,600	91,700	105,000
Net interest income after provision	246,883	252,079	249,012	245,947	248,278	249,940	993,921	988,391

Noninterest income:
Deposit service charges	22,611	20,373	23,733	23,356	25,726	27,115	90,073	104,123
Insurance commissions	14,764	18,352	17,343	15,691	15,431	17,854	66,150	67,332
Merchant and card fees	13,043	12,991	12,834	11,504	12,567	12,464	50,372	48,709
Wealth management services	14,404	15,367	15,949	15,587	15,441	15,189	61,307	58,420
Mortgage banking	4,600	4,358	5,241	3,396	2,754	2,268	17,595	18,328
Capital markets income	8,312	3,509	2,917	3,623	6,310	5,058	18,361	22,401
Lending and leasing	4,567	3,914	4,680	4,732	4,140	4,886	17,893	17,466
Bank owned life insurance	3,187	3,080	3,145	5,405	6,027	3,725	14,817	16,540
Other income	(8,311)	(6,552)	(4,985)	(6,570)	916	2,863	(26,418)	12,273
Total noninterest income	77,177	75,392	80,857	76,724	89,312	91,422	310,150	365,592

Noninterest expense:
Salaries and employee benefits	110,985	116,245	117,728	117,940	113,754	115,034	462,898	460,883
Occupancy and equipment	28,379	27,450	28,553	27,876	27,420	26,582	112,258	110,553
Technology and communications	33,940	31,465	31,140	30,345	29,483	28,999	126,890	115,198
Marketing and advertising	11,584	7,746	8,439	7,364	4,879	5,822	35,133	20,497
Professional services	16,644	13,988	13,029	11,923	9,314	9,820	55,584	38,519
Amortization of intangibles	6,432	6,521	6,790	7,509	7,562	7,702	27,252	40,233
Federal deposit insurance premiums	11,911	9,579	9,756	8,855	7,431	9,351	40,101	35,031
Restructuring charges	9,066	2,364	--	10,356	--	--	21,786	--
Goodwill impairment	--	1,100,000	--	--	--	--	1,100,000	--
Deposit account remediation	(23,000)	45,000	--	--	--	--	22,000	--
Other expense	28,371	36,467	28,680	26,568	27,305	27,883	120,086	110,263
Total noninterest expense	234,312	1,396,825	244,115	248,736	227,148	231,193	2,123,988	931,177

Income (loss) before income tax	89,748	(1,069,354)	85,754	73,935	110,442	110,169	(819,917)	422,806
Income tax expense (benefit)	12,180	(146,173)	11,969	14,491	32,752	31,026	(107,533)	127,554
Net income (loss)	77,568	(923,181)	73,785	59,444	77,690	79,143	(712,384)	295,252
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	30,188	30,188
Net income (loss) available to common stockholders	$ 70,021	$ (930,728)	$ 66,238	$ 51,897	$ 70,143	$ 71,596	$ (742,572)	$ 265,064

Financial Ratios:
Earnings (loss) per basic share	$ 0.20	$ (2.66)	$ 0.19	$ 0.15	$ 0.20	$ 0.20	$ (2.12)	$ 0.75
Earnings (loss) per diluted share	0.20	(2.66)	0.19	0.15	0.20	0.20	(2.12)	0.75
Weighted average shares outstanding - basic(1)	350,444	350,381	350,229	349,906	349,718	349,653	350,237	349,549
Weighted average shares outstanding - diluted(1)	352,152	350,381	351,541	351,408	350,699	350,896	350,237	350,381
Net revenue(2)	$ 346,960	$ 348,671	$ 352,669	$ 347,471	$ 369,590	$ 368,962	$ 1,395,771	$ 1,458,983
Noninterest income as a percentage of net revenue(2)	22.24%	21.62%	22.93%	22.08%	24.17%	24.78%	22.22%	25.06%
Pre-tax, pre-provision income (loss)(3)	$ 112,648	$ (1,048,154)	$ 108,554	$ 98,735	$ 142,442	$ 137,769	$ (728,217)	$ 527,806
Pre-tax, pre-provision income per diluted share(3)	$ 0.32	$ (2.99)	$ 0.31	$ 0.28	$ 0.41	$ 0.39	$ (2.08)	$ 1.51
Pre-tax, pre-provision return on average assets(3)	1.17%	(10.78)%	1.14%	1.06%	1.51%	1.47%	(1.91)%	1.42%
Net interest margin(4)	3.11%	3.21%	3.26%	3.33%	3.41%	3.40%	3.23%	3.39%
Interest yield on average loans(4)	3.78%	3.80%	3.89%	3.98%	4.04%	4.14%	3.86%	4.15%
Rate paid on interest-bearing liabilities	0.45%	0.44%	0.44%	0.44%	0.43%	0.43%	0.44%	0.44%
Efficiency ratio	67.53%	400.61%	69.22%	71.58%	61.46%	62.66%	152.17%	63.82%
Expenses as a percentage of average loans and deposits	1.85%	11.19%	1.97%	2.06%	1.89%	1.94%	4.28%	1.96%
Effective tax rate (benefit)	13.6%	(13.7)%	14.0%	19.6%	29.7%	28.2%	(13.1)%	30.2%
Return on average assets(5)	0.80%	(9.49)%	0.77%	0.64%	0.82%	0.85%	(1.86)%	0.80%
Return on average equity(5)	7.44%	(71.85)%	5.84%	4.79%	6.18%	6.37%	(14.75)%	5.95%
Return on average tangible equity(3)(5)	11.33%	(141.80)%	11.68%	9.66%	12.64%	13.20%	(27.59)%	12.31%
Return on average common equity	7.32%	(77.58)%	5.62%	4.48%	5.99%	6.18%	(16.53)%	5.73%
Return on average tangible common equity(3)	11.69%	(164.48)%	12.10%	9.76%	13.25%	13.92%	(33.09)%	12.86%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2014				2013
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,

Cash and cash equivalents	$ 420,033	$ 451,313	$ 557,423	$ 503,070	$ 462,927	$ 558,086
Investment securities:
Available for sale	5,915,338	6,198,140	6,683,914	7,060,237	7,423,162	7,609,676
Held to maturity	5,941,621	5,351,977	4,834,279	4,467,213	4,042,481	3,841,700
FHLB and FRB common stock	411,857	389,870	434,322	437,550	469,217	437,534
Total investment securities	12,268,816	11,939,987	11,952,515	11,965,000	11,934,860	11,888,910
Loans held for sale	39,825	31,245	45,446	34,465	50,137	80,468
Loans and leases:
Commercial:
Real estate	8,204,027	8,013,622	7,940,977	7,867,724	7,777,903	7,697,407
Business	5,785,672	5,836,235	5,741,684	5,470,177	5,290,392	5,204,672
Total commercial loans	13,989,699	13,849,857	13,682,661	13,337,901	13,068,295	12,902,079
Consumer:
Residential real estate	3,353,081	3,360,805	3,358,347	3,389,071	3,447,997	3,519,233
Home equity	2,936,123	2,886,655	2,835,421	2,767,024	2,752,229	2,706,603
Indirect auto	2,166,320	2,073,843	1,871,688	1,655,489	1,543,983	1,339,449
Credit cards	324,113	312,549	311,640	305,663	325,140	311,600
Other consumer	278,305	286,140	286,062	295,692	302,009	310,107
Total consumer loans	9,057,942	8,919,992	8,663,158	8,412,939	8,371,358	8,186,992
Total loans and leases	23,047,641	22,769,849	22,345,819	21,750,840	21,439,653	21,089,071
Allowance for loan losses	241,411	231,353	223,526	215,037	209,274	197,953
Loans and leases, net	22,806,230	22,538,496	22,122,293	21,535,803	21,230,379	20,891,118
Bank owned life insurance	426,192	423,376	420,230	417,031	415,205	413,555
Goodwill and other intangibles	1,417,005	1,423,437	2,528,481	2,535,271	2,542,783	2,549,931
Other assets	1,174,341	1,158,197	998,364	999,804	992,071	958,473
Total assets	$ 38,552,442	$ 37,966,051	$ 38,624,752	$ 37,990,444	$ 37,628,362	$ 37,340,541

Deposits:
Savings accounts	$ 3,451,616	$ 3,458,661	$ 3,626,750	$ 3,664,765	$ 3,666,759	$ 3,695,221
Interest-bearing checking	5,084,456	5,055,458	4,743,684	4,929,302	4,743,829	4,637,807
Money market deposits	9,962,220	9,894,346	9,834,344	10,106,569	9,739,539	9,905,341
Noninterest-bearing deposits	5,407,382	5,308,736	5,284,037	5,101,681	4,865,873	4,968,501
Certificates of deposit	3,875,563	3,952,879	3,955,754	3,795,438	3,649,257	3,762,132
Total deposits	27,781,237	27,670,080	27,444,569	27,597,755	26,665,257	26,969,002

Short-term borrowings	5,471,974	4,928,762	4,890,343	4,137,496	4,822,222	4,169,416
Long-term borrowings	733,620	733,684	733,337	733,384	733,883	732,547
Other liabilities	470,342	543,813	477,685	495,590	413,647	531,379
Total liabilities	34,457,173	33,876,339	33,545,934	32,964,225	32,635,009	32,402,344
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	3,757,267	3,751,710	4,740,816	4,688,217	4,655,351	4,600,195
Total stockholders' equity	4,095,269	4,089,712	5,078,818	5,026,219	4,993,353	4,938,197
Total liabilities and stockholders' equity	$ 38,552,442	$ 37,966,051	$ 38,624,752	$ 37,990,444	$ 37,628,362	$ 37,340,541

Selected balance sheet information:
Total interest-earning assets(1)	$ 35,320,706	$ 34,720,650	$ 34,305,451	$ 33,684,828	$ 33,396,058	$ 33,039,023
Total interest-bearing liabilities	28,579,449	28,023,790	27,784,211	27,366,955	27,355,489	26,902,465
Net interest-earning assets	$ 6,741,257	$ 6,696,860	$ 6,521,240	$ 6,317,873	$ 6,040,569	$ 6,136,558

Tangible common equity(1)(2)	$ 2,340,262	$ 2,328,273	$ 2,212,335	$ 2,152,946	$ 2,112,568	$ 2,050,264
Unrealized gain on available for sale securities, net of tax(3)	52,244	55,052	86,244	72,579	63,930	76,686

Total core deposits	$ 23,905,674	$ 23,717,201	$ 23,488,815	$ 23,802,317	$ 23,016,000	$ 23,206,870

Originated loans(4)	$ 19,305,812	$ 18,841,896	$ 18,196,302	$ 17,388,542	$ 16,922,161	$ 16,211,505
Acquired loans(5)	3,834,931	4,028,091	4,254,750	4,475,593	4,642,775	5,006,753
Credit related discount on acquired loans(6)	(93,102)	(100,138)	(105,233)	(113,295)	(125,283)	(129,187)
Total Loans	$ 23,047,641	$ 22,769,849	$ 22,345,819	$ 21,750,840	$ 21,439,653	$ 21,089,071

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(6) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									For year ending
	December 31, 2014			September 30, 2014			December 31, 2013			December 31, 2014			December 31, 2013
	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$ 8,087	$ 76	3.68%	$ 7,985	$ 74	3.65%	$ 7,673	$ 79	4.02%	$ 7,944	$ 302	3.75%	$ 7,446	$ 314	4.16%
Business	5,791	51	3.43	5,694	51	3.51	5,257	48	3.60	5,617	200	3.51	5,134	190	3.66
Total commercial loans	13,878	127	3.58	13,679	126	3.59	12,930	127	3.85	13,561	502	3.65	12,580	504	3.95
Consumer:
Residential real estate	3,364	32	3.79	3,351	32	3.77	3,479	34	3.89	3,373	129	3.81	3,569	141	3.94
Home equity	2,912	29	3.94	2,857	29	4.01	2,732	29	4.15	2,832	114	4.03	2,681	113	4.21
Indirect auto	2,132	15	2.82	1,978	14	2.84	1,453	11	3.03	1,870	53	2.86	1,077	34	3.12
Credit cards	315	9	11.47	313	9	11.44	313	9	11.38	312	36	11.50	307	34	11.20
Other consumer	283	6	8.47	287	6	8.54	307	7	8.66	290	25	8.55	315	27	8.43
Total consumer loans	9,005	91	4.01	8,786	90	4.06	8,284	89	4.27	8,677	357	4.11	7,949	348	4.38
Total loans and leases	22,883	218	3.78	22,465	215	3.80	21,214	216	4.04	22,239	859	3.86	20,529	853	4.15
Residential MBS	6,892	43	2.51	6,406	41	2.56	5,502	42	3.07	6,275	164	2.61	5,500	146	2.66
Commercial MBS	1,512	13	3.37	1,564	13	3.32	1,772	17	3.84	1,595	53	3.35	1,844	68	3.69
Other investment securities (3)	3,585	32	3.59	3,854	39	4.06	4,505	38	3.40	3,994	149	3.72	4,694	158	3.36
Total securities, at amortized cost	11,989	88	2.94	11,824	93	3.15	11,779	98	3.31	11,863	366	3.09	12,038	372	3.09
Money market and other investments	161	--	1.21	86	1	2.76	189	1	1.38	134	2	1.58	189	3	1.65
Total interest-earning assets	35,033	$ 307	3.47%	34,375	$ 309	3.57%	33,182	$ 314	3.76%	34,236	$ 1,227	3.58%	32,756	$ 1,228	3.75%
Goodwill and other intangibles	1,420			2,515			2,546			2,249			2,567
Other noninterest-earning assets	1,859			1,698			1,651			1,733			1,744

Total assets	$ 38,312			$ 38,588			$ 37,379			$ 38,218			$ 37,067

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,447	$ 1	0.09%	$ 3,552	$ 1	0.09%	$ 3,670	$ 1	0.09%	$ 3,571	$ 3	0.09%	$ 3,813	$ 4	0.10%
Interest-bearing checking	5,049	--	0.03	4,821	--	0.03	4,725	--	0.04	4,857	2	0.03	4,524	2	0.04
Money market deposits	10,037	6	0.24	9,882	6	0.23	9,900	5	0.20	9,944	22	0.22	10,167	21	0.21
Certificates of deposit	3,888	7	0.72	3,970	7	0.67	3,698	7	0.71	3,870	27	0.69	3,875	26	0.68
Total interest bearing deposits	22,421	14	0.25%	22,225	14	0.24%	21,993	13	0.23%	22,241	53	0.24%	22,379	53	0.24%
Borrowings
Short-term borrowings	4,917	5	0.43%	4,737	5	0.43%	4,259	4	0.42%	4,678	20	0.43%	3,744	15	0.41%
Long-term borrowings	734	12	6.56	733	12	6.56	732	12	6.56	733	48	6.61	732	48	6.61
Total borrowings	5,651	17	1.23	5,470	17	1.25	4,991	17	1.32	5,411	69	1.27	4,476	64	1.42
Total interest-bearing liabilities	28,072	$ 32	0.45%	27,695	$ 31	0.44%	26,984	$ 30	0.43%	27,653	$ 122	0.44%	26,855	$ 117	0.44%
Noninterest-bearing deposits	5,485			5,259			4,878			5,173			4,712
Other noninterest-bearing liabilities	620			536			533			561			534
Total liabilities	34,177			33,490			32,395			33,386			32,101
Total stockholders' equity	4,135			5,098			4,984			4,831			4,966
Total liabilities and stockholders' equity	$ 38,312			$ 38,588			$ 37,379			$ 38,218			$ 37,067

Net interest income (FTE)		$ 275			$ 278			$ 285			$ 1,105			$ 1,111
Taxable Equivalent Adjustment(1)		5			5			5			19			18

Total core deposits	$ 24,018	$ 7	0.12%	$ 23,514	$ 7	0.12%	$ 23,173	$ 6	0.11%	$ 23,545	$ 27	0.11%	$ 23,216	$ 27	0.12%
Total transactional deposits	10,534	--	0.02%	10,080	--	0.01%	9,603	--	0.02%	10,030	2	0.02%	9,236	2	0.02%
Total deposits	27,906	14	0.20%	27,484	14	0.20%	26,871	13	0.19%	27,414	53	0.19%	27,091	53	0.20%

Tax equivalent net interest rate spread			3.02%			3.13%			3.33%			3.14%			3.31%
Tax equivalent net interest rate margin(4)			3.11%			3.21%			3.41%			3.23%			3.39%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Includes nonaccrual loans.
(3) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.
(4) Includes certain adjustments for the following periods which impacted our tax equivalent net interest margin as follows:
	Three months ended
	December 31, 2014			September 30, 2014
Tax equivalent net interest rate margin as reported (GAAP)	3.11%			3.21%
CLO payoff discount recognition	-0.01%			-0.06%
CMBS prepayment normalization	-0.01%			0.00%
CMO amortization and retroactive adjustment	0.01%			0.01%
CRE prepayment penalties	-0.01%			0.01%
Acquired loans early payoffs	0.00%			-0.01%
Other adjustments	0.00%			0.00%
Tax equivalent net interest rate margin normalized (non-GAAP)	3.09%			3.16%

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2014				2013		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013

Beginning balance	$ 231,353	$ 223,526	$ 215,037	$ 209,274	$ 197,953	$ 183,708	$ 209,274	$ 162,522
Net loan (charge-offs) recoveries:
Commercial real estate	$ (2,008)	$ (2,259)	$ (4,885)	$ 905	$ (5,764)	$ 1,013	$ (8,247)	$ (9,689)
Commercial business	(2,391)	(3,148)	(1,795)	(9,138)	(6,382)	(9,694)	(16,472)	(28,153)
Residential real estate	(476)	(102)	(352)	(174)	(168)	(137)	(1,104)	(1,023)
Home equity	(1,406)	(1,131)	(1,294)	(3,045)	(1,528)	(322)	(6,876)	(3,368)
Indirect auto	(2,241)	(1,621)	(1,455)	(2,086)	(1,215)	(692)	(7,403)	(2,711)
Credit cards	(2,464)	(2,726)	(2,930)	(3,044)	(3,082)	(1,300)	(11,164)	(4,780)
Other consumer	(1,457)	(1,986)	(1,200)	(2,055)	(2,140)	(1,823)	(6,698)	(6,924)
Total net loan charge-offs	$ (12,443)	$ (12,973)	$ (13,911)	$ (18,637)	$ (20,279)	$ (12,955)	$ (57,964)	$ (56,648)
Provision for loan losses	22,500	20,800	22,400	24,400	31,600	27,200	90,100	103,400
Ending balance	$ 241,411	$ 231,353	$ 223,526	$ 215,037	$ 209,274	$ 197,953	$ 241,411	$ 209,274

Supplemental information
Allowance to loans	1.05%	1.02%	1.00%	0.99%	0.98%	0.94%	1.05%	0.98%
Allowance for originated loans to originated loans(1)	1.22%	1.20%	1.21%	1.21%	1.21%	1.20%	1.22%	1.21%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.10%	0.11%	0.25%	(0.05)%	0.30%	(0.05)%	0.10%	0.13%
Commercial business	0.17%	0.22%	0.13%	0.68%	0.49%	0.75%	0.29%	0.55%
Total commercial loans	0.13%	0.16%	0.20%	0.25%	0.38%	0.27%	0.18%	0.30%
Residential real estate	0.06%	0.01%	0.04%	0.02%	0.02%	0.02%	0.03%	0.03%
Home equity	0.19%	0.16%	0.18%	0.44%	0.22%	0.05%	0.24%	0.13%
Indirect auto	0.42%	0.33%	0.33%	0.52%	0.33%	0.23%	0.40%	0.25%
Credit cards	3.13%	3.49%	3.80%	3.88%	3.93%	1.68%	3.57%	1.56%
Other consumer	2.06%	2.77%	1.65%	2.74%	2.79%	2.01%	2.31%	2.20%
Total consumer loans	0.36%	0.35%	0.34%	0.50%	0.40%	0.22%	0.38%	0.24%
Total loans	0.22%	0.23%	0.25%	0.34%	0.38%	0.25%	0.26%	0.28%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.06%	0.13%	0.29%	(0.11)%	0.24%	(0.07)%	0.10%	0.10%
Commercial business	0.17%	0.24%	0.14%	0.73%	0.53%	0.83%	0.31%	0.61%
Total commercial loans	0.11%	0.18%	0.22%	0.26%	0.37%	0.33%	0.19%	0.33%
Residential real estate	0.09%	0.02%	0.07%	0.04%	0.04%	0.03%	0.06%	0.06%
Home equity	0.15%	0.17%	0.16%	0.21%	0.29%	0.09%	0.17%	0.21%
Indirect auto	0.42%	0.33%	0.33%	0.52%	0.33%	0.23%	0.40%	0.25%
Credit cards	3.13%	3.49%	3.80%	3.88%	3.93%	1.68%	3.57%	1.56%
Other consumer	2.06%	2.77%	1.65%	2.74%	2.80%	2.59%	2.31%	2.65%
Total consumer loans	0.44%	0.45%	0.45%	0.57%	0.56%	0.33%	0.48%	0.37%
Total loans	0.23%	0.27%	0.30%	0.36%	0.43%	0.33%	0.29%	0.34%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 51,940	$ 57,340	$ 55,945	$ 41,296	$ 53,395	$ 51,302	$ 51,940	$ 53,395
Commercial business	37,332	36,939	32,861	35,335	42,013	35,854	37,332	42,013
Residential real estate	33,652	36,113	33,870	32,736	31,478	31,312	33,652	31,478
Home equity	23,749	23,392	19,429	19,516	18,426	15,709	23,749	18,426
Indirect auto	12,616	11,890	9,821	7,943	6,274	5,129	12,615	6,274
Other consumer	5,140	5,134	5,037	5,216	5,838	5,538	5,140	5,838
Total originated nonperforming loans	164,429	170,808	156,963	142,042	157,424	144,844	164,428	157,424
Total acquired nonperforming loans(2)	30,223	28,611	32,488	30,617	30,088	30,388	30,222	30,088
Total nonperforming loans	194,652	199,419	189,451	172,659	187,512	175,232	194,650	187,512
Real estate owned	20,541	20,261	24,270	25,466	24,788	24,262	20,541	24,788
Total nonperforming assets	$ 215,193	$ 219,680	$ 213,721	$ 198,125	$ 212,300	$ 199,494	$ 215,191	$ 212,300

Accruing troubled debt restructurings (TDR)	$ 63,667	$ 69,199	$ 80,214	$ 56,038	$ 52,263	$ 69,877	$ 63,667	$ 52,263
Loans 90 days past due still accruing(3)	93,903	108,615	112,718	119,134	113,212	136,248	93,903	113,212
Total classified loans(4)	599,194	649,320	661,699	667,327	663,700	648,235	599,194	663,700
Total criticized loans(5)	$ 1,030,929	$ 1,089,851	$ 1,072,133	$ 1,075,523	$ 985,019	$ 977,798	$ 1,030,929	$ 985,019

Total nonperforming loans to loans	0.84%	0.88%	0.85%	0.79%	0.87%	0.83%	0.84%	0.87%
Total nonperforming originated loans to originated loans(1)	0.85%	0.91%	0.86%	0.82%	0.93%	0.89%	0.85%	0.93%
Total nonperforming assets to loans and real estate owned	0.93%	0.96%	0.96%	0.91%	0.99%	0.94%	0.93%	0.99%
Total nonperforming assets to assets	0.56%	0.58%	0.55%	0.52%	0.56%	0.53%	0.56%	0.56%
Allowance to nonperforming loans	124.0%	116.0%	118.0%	124.5%	111.6%	113.0%	124.0%	111.6%

Originated loans(1)	$ 19,305,812	$ 18,841,896	$ 18,196,302	$ 17,388,542	$ 16,922,161	$ 16,211,505	$ 19,305,812	$ 16,922,161
Acquired loans(6)	3,834,931	4,028,091	4,254,750	4,475,593	4,642,775	5,006,753	3,834,931	4,642,775
Credit related discount on acquired loans(7)	(93,102)	(100,138)	(105,233)	(113,295)	(125,283)	(129,187)	(93,102)	(125,283)
Total Loans	$ 23,047,641	$ 22,769,849	$ 22,345,819	$ 21,750,840	$ 21,439,653	$ 21,089,071	$ 23,047,641	$ 21,439,653

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(4) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2013.
(5) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(6) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(7) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Risk weighted assets in millions; share counts in thousands)

	2014				2013
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,

First Niagara Financial Group, Inc. capital ratios(1):
Tier 1 risk based capital	9.81%	9.80%	9.57%	9.62%	9.56%	9.45%
Tier 1 common capital(2)	8.21%	8.17%	7.92%	7.92%	7.86%	7.72%
Total risk based capital	11.78%	11.76%	11.53%	11.60%	11.53%	11.40%
Leverage	7.50%	7.32%	7.33%	7.28%	7.26%	7.14%
Equity to assets	10.62%	10.77%	13.15%	13.23%	13.27%	13.22%
Tangible common equity to tangible assets(2)	6.30%	6.37%	6.13%	6.07%	6.02%	5.89%
Total risk weighted assets	$ 28,197	$ 27,731	$ 27,314	$ 26,639	$ 26,412	$ 26,078

First Niagara Bank, N.A capital ratios(1):
Tier 1 risk based capital	10.48%	10.39%	10.18%	10.22%	10.15%	10.08%
Total risk based capital	11.39%	11.28%	11.05%	11.08%	10.99%	10.89%
Leverage	8.01%	7.76%	7.79%	7.74%	7.70%	7.61%
Total risk weighted assets	$ 28,157	$ 27,689	$ 27,273	$ 26,597	$ 26,365	$ 26,037

Number of branches	411	411	411	411	421	422
Full time equivalent employees	5,572	5,768	5,874	5,750	5,807	5,788

Share information and per share metrics:
Common shares outstanding	353,388	355,423	355,483	354,127	353,941	353,973
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	12,614	10,579	10,519	11,875	12,061	12,029
Market price (NASDAQ: FNFG):	$ 8.43	$ 8.33	$ 8.74	$ 9.45	$ 10.62	$ 10.37
Book value per common share(3)	10.71	10.71	13.53	13.40	13.31	13.15
Tangible book value per common share(2)(3)	6.67	6.64	6.31	6.15	6.04	5.86
Price/Book	78.71%	77.78%	64.60%	70.52%	79.79%	78.86%
Price/Tangible book(1)	126.39%	125.45%	138.51%	153.66%	175.83%	176.96%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	40.00%	N/M	42.11%	53.33%	40.00%	40.00%
Dividend yield (annualized)	3.77%	3.81%	3.67%	3.43%	2.99%	3.06%

N/M Not meaningful.
(1) Represents an estimate as of December 31, 2014. All preceding quarters represent actual amounts.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2014				2013		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.17	$ 0.18	$ 0.19	$ 0.17	$ 0.20	$ 0.20	$ 0.71	$ 0.75
Earnings per diluted share	0.17	0.18	0.19	0.17	0.20	0.20	0.71	0.75
Weighted average shares outstanding - basic(2)	350,444	350,381	350,229	349,906	349,718	349,653	350,237	349,549
Weighted average shares outstanding - diluted(2)	352,152	351,898	351,541	351,408	350,699	350,896	351,750	350,381
Noninterest income as a percentage of net revenue(3)	22.24%	21.62%	22.93%	22.08%	24.17%	24.78%	22.22%	25.06%
Pre-tax, pre-provision income	98,714	99,210	108,554	109,091	142,442	137,769	415,569	527,806
Pre-tax, pre-provision income per diluted share	0.28	0.28	0.31	0.31	0.41	0.39	1.18	1.51
Pre-tax, pre-provision return on average assets	1.02%	1.02%	1.14%	1.17%	1.51%	1.47%	1.09%	1.42%
Net interest margin(4)	3.11%	3.21%	3.26%	3.33%	3.41%	3.40%	3.23%	3.39%
Interest yield on average loans(4)	3.78%	3.80%	3.89%	3.98%	4.04%	4.14%	3.86%	4.15%
Rate paid on interest-bearing liabilities	0.45%	0.44%	0.44%	0.44%	0.43%	0.43%	0.44%	0.44%
Efficiency ratio	71.55%	71.55%	69.22%	68.60%	61.46%	62.66%	70.23%	63.82%
Effective tax rate	8.7%	9.1%	14.0%	19.6%	29.7%	28.2%	13.0%	30.2%
Return on average assets	0.72%	0.73%	0.77%	0.73%	0.82%	0.85%	0.74%	0.80%
Return on average equity	6.64%	5.52%	5.84%	5.46%	6.18%	6.37%	5.83%	5.95%
Return on average tangible equity(5)	10.11%	10.89%	11.68%	11.02%	12.64%	13.20%	10.91%	12.31%
Return on average common equity	6.44%	5.28%	5.62%	5.20%	5.99%	6.18%	5.60%	5.73%
Return on average tangible common equity(6)	10.29%	11.19%	12.10%	11.33%	13.25%	13.92%	11.20%	12.86%

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 248,246	$ 249,461	$ 244,115	$ 238,380	$ 227,148	$ 231,193	$ 980,202	$ 931,177
Restructuring charges	9,066	2,364	--	10,356	--	--	21,786	--
Goodwill impairment	--	1,100,000	--	--	--	--	1,100,000	--
Deposit account remediation	(23,000)	45,000	--	--	--	--	22,000	--
Total reported noninterest expense (GAAP)	$ 234,312	$ 1,396,825	$ 244,115	$ 248,736	$ 227,148	$ 231,193	$ 2,123,988	$ 931,177

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 69,197	$ 70,874	$ 73,785	$ 67,789	$ 77,690	$ 79,143	$ 281,645	$ 295,252
Nonoperating income and expenses, net of tax:
Restructuring charges	6,363	1,555	--	8,345	--	--	16,263	--
Goodwill impairment	--	963,267	--	--	--	--	963,267	--
Deposit account remediation	(14,734)	29,233	--	--	--	--	14,499	--
Total nonoperating expenses, net of tax	(8,371)	994,055	--	8,345	--	--	994,029	--
Net income (loss) (GAAP)	$ 77,568	$ (923,181)	$ 73,785	$ 59,444	$ 77,690	$ 79,143	$ (712,384)	$ 295,252

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 61,650	$ 63,327	$ 66,238	$ 60,242	$ 70,143	$ 71,596	$ 251,457	$ 265,064
Nonoperating income and expenses, net of tax:
Restructuring charges	6,363	1,555	--	8,345	--	--	16,263	--
Goodwill impairment	--	963,267	--	--	--	--	963,267	--
Deposit account remediation	(14,734)	29,233	--	--	--	--	14,499	--
Total nonoperating income and expenses, net of tax	(8,371)	994,055	--	8,345	--	--	994,029	--
Net income (loss) available to common stockholders (GAAP)	$ 70,021	$ (930,728)	$ 66,238	$ 51,897	$ 70,143	$ 71,596	$ (742,572)	$ 265,064

Computation of pre-tax, pre-provision income:
Net interest income	$ 269,783	$ 273,279	$ 271,812	$ 270,747	$ 280,278	$ 277,540	$ 1,085,621	$ 1,093,391
Noninterest income	77,177	75,392	80,857	76,724	89,312	91,422	310,150	365,592
Noninterest expense	(234,312)	(1,396,825)	(244,115)	(248,736)	(227,148)	(231,193)	(2,123,988)	(931,177)
Pre-tax, pre-provision income (loss) (GAAP)	112,648	(1,048,154)	108,554	98,735	142,442	137,769	(728,217)	527,806
Add back: non-operating noninterest expenses (1)	(13,934)	1,147,364	--	10,356	--	--	1,143,786	--
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 98,714	$ 99,210	$ 108,554	$ 109,091	$ 142,442	$ 137,769	$ 415,569	$ 527,806

(1) Noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2014				2013		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Computation of Ending Tangible Assets:
Total assets	$ 38,552,442	$ 37,966,051	$ 38,624,752	$ 37,990,444	$ 37,628,362	$ 37,340,541	$ 38,552,442	$ 37,628,362
Less: Goodwill and other intangibles	(1,417,005)	(1,423,437)	(2,528,481)	(2,535,271)	(2,542,783)	(2,549,931)	(1,417,005)	(2,542,783)
Tangible assets	$ 37,135,437	$ 36,542,614	$ 36,096,271	$ 35,455,173	$ 35,085,579	$ 34,790,610	$ 37,135,437	$ 35,085,579

Computation of Average Tangible Assets:
Total assets	$ 38,312,021	$ 38,588,226	$ 38,211,808	$ 37,747,869	$ 37,378,780	$ 37,093,236	$ 38,217,550	$ 37,067,126
Less: Goodwill and other intangibles	(1,420,119)	(2,514,581)	(2,531,612)	(2,538,891)	(2,546,031)	(2,553,647)	(2,248,958)	(2,567,436)
Tangible assets	$ 36,891,902	$ 36,073,645	$ 35,680,196	$ 35,208,978	$ 34,832,749	$ 34,539,589	$ 35,968,592	$ 34,499,690

Computation of Ending Tangible Equity:
Total stockholders' equity	$ 4,095,269	$ 4,089,712	$ 5,078,818	$ 5,026,219	$ 4,993,353	$ 4,938,197	$ 4,095,269	$ 4,993,353
Less: Goodwill and other intangibles	(1,417,005)	(1,423,437)	(2,528,481)	(2,535,271)	(2,542,783)	(2,549,931)	(1,417,005)	(2,542,783)
Tangible equity	$ 2,678,264	$ 2,666,275	$ 2,550,337	$ 2,490,948	$ 2,450,570	$ 2,388,266	$ 2,678,264	$ 2,450,570

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,095,269	$ 4,089,712	$ 5,078,818	$ 5,026,219	$ 4,993,353	$ 4,938,197	$ 4,095,269	$ 4,993,353
Less: Goodwill and other intangibles	(1,417,005)	(1,423,437)	(2,528,481)	(2,535,271)	(2,542,783)	(2,549,931)	(1,417,005)	(2,542,783)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,340,262	$ 2,328,273	$ 2,212,335	$ 2,152,946	$ 2,112,568	$ 2,050,264	$ 2,340,262	$ 2,112,568

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,135,243	$ 5,097,604	$ 5,065,008	$ 5,034,093	$ 4,984,003	$ 4,932,949	$ 4,831,249	$ 4,960,026
Less: Goodwill and other intangibles	(1,420,119)	(2,514,581)	(2,531,612)	(2,538,891)	(2,546,031)	(2,553,647)	(2,248,958)	(2,574,650)
Tangible equity	$ 2,715,124	$ 2,583,023	$ 2,533,396	$ 2,495,202	$ 2,437,972	$ 2,379,302	$ 2,582,291	$ 2,385,376

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,135,243	$ 5,097,604	$ 5,065,008	$ 5,034,093	$ 4,984,003	$ 4,932,949	$ 4,831,249	$ 4,960,026
Less: Goodwill and other intangibles	(1,420,119)	(2,514,581)	(2,531,612)	(2,538,891)	(2,546,031)	(2,553,647)	(2,248,958)	(2,574,650)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,377,122	$ 2,245,021	$ 2,195,394	$ 2,157,200	$ 2,099,970	$ 2,041,300	$ 2,244,289	$ 2,047,374

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,766,628	$ 2,716,439	$ 2,613,584	$ 2,562,261	$ 2,525,656	$ 2,464,801	$ 2,766,628	$ 2,525,656
Less: Qualifying restricted core capital elements	(113,785)	(113,556)	(113,330)	(113,107)	(112,886)	(112,667)	(113,785)	(112,886)
Less: Perpetual non-cumulative preferred stock	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tier 1 common capital (Non-GAAP)	$ 2,314,841	$ 2,264,881	$ 2,162,252	$ 2,111,152	$ 2,074,768	$ 2,014,132	$ 2,314,841	$ 2,074,768

CONTACT: First Niagara Contacts
         Investors:
         Ram Shankar
         Senior Vice President, Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President, Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com